Exhibit 99.1

Press Release

Investors:	Media:

Parag Bhansali	Michelle Kersch
(904) 854-8640	(904) 854-5043
Lender Processing Services, Inc. Reports Strong Second Quarter Earnings
Year-over-year operating income increases 3.3%
Year-over-year adjusted EPS increases 7.2% to 89 cents per diluted share
     JACKSONVILLE, Fla. – July 22, 2010 – Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage and real estate industries, today reported consolidated revenues of $599.1 million for the second quarter of 2010, a decrease of 2.3% compared to the second quarter of 2009; however, net earnings of $80.4 million or 85 cents per diluted share in the second quarter of 2010 increased from $75.2 million or 78 cents per diluted share in the prior year quarter.
     Adjusted net earnings for the second quarter of 2010 were $84.0 million, or 89 cents per diluted share, compared to $79.8 million, or 83 cents per diluted share in the second quarter of 2009. Adjusted net earnings in the current quarter include an adjustment for purchase price amortization of 4 cents per diluted share while the prior year quarter included a similar adjustment of 5 cents per diluted share.
     “LPS had a strong quarter despite very difficult conditions in both the origination and default markets and a sustained challenging macro-economic environment. LPS, with its comprehensive end-to-end solutions for the mortgage and real estate industries, remains well positioned for a solid 2010 and to continue to grow profitably in 2011 and beyond,” said Lee A.

Kennedy, Executive Chairman of LPS. “Our Mortgage Processing business delivered another strong quarter and while our Loan Facilitation and Default Services businesses were both impacted by sluggish industry trends, we continued to expand market share in both areas,” added Jeff Carbiener, President and CEO of LPS.
     Operating income of $148.4 million in the quarter increased from $143.7 million in the second quarter of 2009 and operating margins improved by 140 basis points to 24.8%.
     Adjusted free cash flow (net cash provided by operating activities minus certain non-recurring expenses and additions to property, equipment and computer software) for the first half of 2010 was $149.5 million compared to $160.2 million in the first half of 2009 primarily due to higher capital expenditures as well as from timing differences in our working capital components.
Technology, Data and Analytics (TD&A)
     Revenues for the segment were $185.2 million compared to $171.9 million in the second quarter of 2009 while operating income of $64.8 million compared to $55.1 million in the prior year period. Mortgage Processing revenues of $102.4 million were 14.3% above the second quarter of 2009 primarily due to higher activity-based fees as well as professional services and license revenues. Other TD&A revenues of $82.9 million compared to $82.3 million in the same period last year. Overall operating income for TD&A grew 17.6% primarily due to higher contributions from Mortgage Processing somewhat offset by lower contributions from our Desktop business due to investments in key implementations for top-tier financial institutions and also from our Data & Analytics businesses.
Loan Transaction Services (LTS)
     Revenues for the segment were $415.5 million compared to $448.0 million in the second quarter of 2009 and operating income of $101.6 million compared to $109.6 million in the prior year quarter. While Loan Facilitation Services revenues of $140.5 million declined 5.4% year-over-year, they compared favorably to the Mortgage Bankers Association’s (MBA) estimate of overall originations being lower by 20% year-over-year. This positive variance was primarily due to market share gains in our settlement services and appraisal offerings. Default Services revenues of $275.0 million declined 8.2% compared to the second quarter of 2009, due to a decline in industry foreclosure starts of 16.0% for the same period, per LPS’s Mortgage Monitor report, which were driven by a broader industry slowdown. Overall operating income for LTS was lower mainly due to lower contributions from Default Services partly offset by higher income in Loan Facilitation services.
Corporate and Other
     Net corporate expenses in the second quarter of 2010 were $18.0 million compared to $21.0 million in the prior year quarter primarily due to lower incentive compensation costs.
     The company noted that it had repurchased 1.6 million shares for $57.4 million in the second quarter. Following these purchases, $68.8 million remained available under the previous authorization. Also, the company announced that its Board of Directors had authorized a new share repurchase program of $150 million for a one year period that replaced the previous authorization.
Outlook
     “Second quarter and first half 2010 results were solid given the challenges in our specific markets and the broader economic environment. LPS with its market-leading presence remains well positioned to grow revenue and earnings in the second half of 2010 as well as in 2011,” said Jeff Carbiener. “Based on trends in the first half of 2010 and the outlook for the remainder of the year for the origination and default markets, we now expect full year 2010 revenues to grow 3%-6% compared to 2009. Also, we continue to expect full year 2010 adjusted earnings to be in the $3.49-$3.56 per diluted share range with third quarter adjusted earnings in the 88-90 cents per diluted share range.”

Use of Non-GAAP Financial Information
     Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, LPS reports several non-GAAP measures, including “adjusted net earnings” (GAAP net earnings adjusted for the impact of certain non-recurring adjustments, if applicable, plus the after-tax purchase price amortization of intangible assets added through acquisitions), “adjusted net earnings per diluted share” (adjusted net earnings divided by diluted weighted average shares), and “adjusted free cash flow” (net cash provided by operating activities less additions to property, equipment and computer software, as well as non-recurring adjustments, if applicable). LPS provides these measures because it believes that they are helpful to investors in comparing year-over-year performance in light of certain non-recurring charges, and to better understand our financial performance, competitive position and future prospects. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.
Conference Call and Webcast
     LPS will host a conference call to discuss these results on Friday, July 23, 2010, at 8:00 a.m. EDT. Interested parties are invited to listen to the live webcast by logging on to the Investor Relations section at www.lpsvcs.com. Supplemental materials will be available on the website. Those wishing to participate via the conference call may do so by calling 866-823-5035. A replay of the webcast will be available on the website shortly after the call where it will be archived for one month. A replay of the conference call will be available through July 30, 2010 by dialing 888-203-1112 (access code: 7113478).

     To access a printer friendly version of this release and accompanying exhibits, go to http://www.lpsvcs.com/investor.
About Lender Processing Services
     Lender Processing Services, Inc. (LPS) is a leading provider of integrated technology and services to the mortgage and real estate industries. LPS offers solutions that span the mortgage continuum, including lead generation, origination, workflow automation (Desktop), servicing, portfolio retention and default, augmented by the company’s award-winning customer support and professional services. Approximately 50 percent of all U.S. mortgages by dollar volume are serviced using LPS’s Mortgage Servicing Package (MSP). LPS also offers proprietary mortgage and real estate data and analytics for the mortgage and capital markets industries. For more information about LPS, visit www.lpsvcs.com.
Forward-Looking Statements
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to adapt our services to changes in technology or the marketplace; the impact of adverse changes in the level of real estate activity on demand for certain of our services; our ability to maintain and grow our relationships with our customers; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with protecting information security and privacy; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K, the Company’s subsequent reports on Form 10-Q and other filings with the Securities and Exchange Commission.
###

Exhibit A
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
	(In thousands, except per share amounts)
Processing and services revenues	$599,081	$613,171	$1,191,475	$1,142,988
Cost of revenues	390,847	404,014	786,869	758,716

Gross profit	208,234	209,157	404,606	384,272
Selling, general and administrative expenses	59,815	65,431	120,535	136,609

Operating income	148,419	143,726	284,071	247,663

Other income (expense):
Interest income	300	442	923	966
Interest expense	(18,615)	(21,625)	(37,460)	(43,539)
Other expense, net	119	(13)	123	(14)

Total other income (expense)	(18,196)	(21,196)	(36,414)	(42,587)

Earnings from continuing operations before income taxes and equity in losses of unconsolidated entity	130,223	122,530	247,657	205,076
Provision for income taxes	49,810	46,866	94,728	78,441

Earnings from continuing operations before equity in losses of unconsolidated entity	80,413	75,664	152,929	126,635
Equity in losses of unconsolidated entity	—	—	—	(37)

Earnings from continuing operations	80,413	75,664	152,929	126,598
Discontinued operation, net of tax	—	—	—	(504)

Net earnings	80,413	75,664	152,929	126,094
Noncontrolling minority interest	—	(424)	—	(808)

Net earnings attributable to Lender Processing Services, Inc.	$80,413	$75,240	$152,929	$125,286

Net earnings per share — diluted from continuing operations	$0.85	$0.78	$1.60	$1.31
Net earnings per share — diluted from discontinued operation	—	—	—	—

Net earnings per share — diluted	$0.85	$0.78	$1.60	$1.31

Weighted average shares outstanding — diluted	94,910	96,133	95,660	95,709

     Exhibit B
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	June 30, 2010	December 31, 2009
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$108,593	$70,528
Trade receivables, net of allowance for doubtful accounts	383,821	401,333
Other receivables	3,932	3,770
Prepaid expenses and other current assets	35,146	26,985
Deferred income taxes	44,377	47,528

Total current assets	575,869	550,144

Property and equipment, net of accumulated depreciation	122,230	113,108
Computer software, net of accumulated amortization	202,646	185,376
Other intangible assets, net of accumulated amortization	60,841	72,796
Goodwill	1,166,142	1,166,142
Other non-current assets	107,448	109,738

Total assets	$2,235,176	$2,197,304

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$110,100	$40,100
Trade accounts payable	46,194	38,166
Accrued salaries and benefits	34,854	54,376
Recording and transfer tax liabilities	14,038	15,208
Due to affiliates	—	3,321
Other accrued liabilities	149,108	151,601
Deferred revenues	52,849	66,602

Total current liabilities	407,143	369,374

Deferred revenues	36,404	37,681
Deferred income taxes, net	73,695	65,215
Long-term debt, net of current portion	1,176,700	1,249,250
Other non-current liabilities	19,818	19,926

Total liabilities	1,713,760	1,741,446

Equity:
Preferred stock $0.0001 par value; 50 million shares authorized, none issued at June 30, 2010 or December 31, 2009, respectively	—	—
Common stock $0.0001 par value; 500 million shares authorized, 97.8 million and 97.0 million shares issued at June 30, 2010 and December 31, 2009, respectively	10	10
Additional paid-in capital	199,769	173,424
Retained earnings	464,936	330,963
Accumulated other comprehensive loss	(2,928)	(7,630)
Treasury stock $0.0001 par value; 3.9 million and 1.2 million shares at June 30, 2010 and December 31, 2009, respectively	(140,371)	(40,909)

Total equity	521,416	455,858

Total liabilities and equity	$2,235,176	$2,197,304

Exhibit C
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
	2010	2009
	(In thousands)
Cash flows from operating activities:
Net earnings attributable to Lender Processing Services, Inc.	$152,929	$125,286

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	47,294	47,579
Amortization of debt issuance costs	2,317	2,645
Gain on sale of discontinued operation	—	(2,574)
Deferred income taxes, net	9,023	(651)
Stock-based compensation cost	13,837	13,302
Tax benefit associated with equity compensation	162	(1,356)
Equity in losses of unconsolidated entity	—	37
Noncontrolling minority interest	—	808

Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	17,512	(76,919)
Other receivables	(162)	10,264
Prepaid expenses and other assets	(13,699)	(11,599)
Deferred revenues	(15,031)	(158)
Accounts payable and other liabilities	(7,513)	97,606

Net cash provided by operating activities	206,669	204,270

Cash flows from investing activities:
Additions to property and equipment	(23,371)	(23,201)
Additions to capitalized software	(33,795)	(25,206)
Acquisition of title plants	—	(9,395)
Acquisitions, net of cash acquired	—	(16,403)
Proceeds from sale of discontinued operation, net of cash distributed	—	(32,638)

Net cash used in investing activities	(57,166)	(106,843)

Cash flows from financing activities:
Debt service payments	(2,550)	(143,481)
Stock options exercised	10,906	109
Tax benefit associated with equity compensation	(162)	1,356
Cash dividends paid	(18,956)	(19,134)
Treasury stock purchases	(97,698)	—
Contingent payments related to acquisitions	(2,978)	—

Net cash used in financing activities	(111,438)	(161,150)
Net increase (decrease) in cash and cash equivalents	38,065	(63,723)
Cash and cash equivalents, beginning of period	70,528	125,966

Cash and cash equivalents, end of period	$108,593	$62,243

Supplemental disclosures of cash flow information:
Cash paid for interest	$36,558	$41,828

Cash paid for taxes	$71,332	$47,862

Non-cash redistribution of assets to FIS	$—	$434

Non-cash consideration received from sale of discontinued operation	$—	$40,310

Non-cash consideration issued in acquisition of business	$—	$(5,162)

Exhibit D
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION – UNAUDITED
(In thousands)

	Six months ended June 30,
	2010	2009	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
1. Revenues — Continuing Operations

Technology, Data and Analytics (TD&A):
Mortgage Processing	$199,990	$180,717	$102,356	$97,634	$104,184	$102,973	$89,567	$91,150
Other TD&A	164,680	151,051	82,852	81,828	85,247	83,313	82,322	68,729

Total	364,670	331,768	185,208	179,462	189,431	186,286	171,889	159,879

Loan Transaction Services:
Loan Facilitation Services	287,085	267,724	140,471	146,614	142,919	136,657	148,510	119,214
Default Services	543,717	554,843	275,046	268,671	278,647	303,823	299,534	255,309

Total	830,802	822,567	415,517	415,285	421,566	440,480	448,044	374,523

Corporate and Other	(3,997)	(11,347)	(1,644)	(2,353)	(2,864)	(7,339)	(6,762)	(4,585)

Total Revenue	$1,191,475	$1,142,988	$599,081	$592,394	$608,133	$619,427	$613,171	$529,817

Revenue Growth from Prior Year Period

Technology, Data and Analytics:
Mortgage Processing	10.7%	11.4%	14.3%	7.1%	17.9%	23.2%	9.1%	13.7%
Other TD&A	9.0%	31.0%	0.6%	19.1%	40.3%	50.5%	37.9%	23.5%

Total	9.9%	19.5%	7.7%	12.2%	27.0%	34.1%	21.3%	17.7%

Loan Transaction Services:
Loan Facilitation Services	7.2%	2.9%	-5.4%	23.0%	70.3%	55.9%	25.8%	-16.1%
Default Services	-2.0%	51.5%	-8.2%	5.2%	14.3%	25.6%	51.9%	51.0%

Total	1.0%	31.3%	-7.3%	10.9%	28.7%	33.7%	42.1%	20.4%

Corporate and Other	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m

Total Revenue	4.2%	27.4%	-2.3%	11.8%	28.3%	32.7%	35.3%	19.4%

2. Depreciation and Amortization — Continuing Operations

Depreciation and Amortization	$30,773	$29,505	$15,780	$14,993	$15,932	$15,894	$15,431	$14,074
Purchase Price Amortization	12,602	15,487	5,884	6,718	7,654	7,608	7,404	8,083
Other Amortization	3,919	2,582	1,976	1,943	1,713	1,542	753	1,829

Total Depreciation and Amortization	$47,294	$47,574	$23,640	$23,654	$25,299	$25,044	$23,588	$23,986

3. Stock Compensation Expense

Stock Compensation Expense, Excluding Acceleration Charges	$13,837	$12,503	$7,280	$6,557	$7,678	$7,062	$6,459	$6,044
Stock Acceleration Expense	—	799	—	—	—	—	—	799

Total Stock Compensation Expense	$13,837	$13,302	$7,280	$6,557	$7,678	$7,062	$6,459	$6,843

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION – UNAUDITED
(In thousands, except per share data)

	Six months ended June 30,
	2010	2009	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
1. EBIT — Continuing Operations

Consolidated
Revenue	$1,191,475	$1,142,988	$599,081	$592,394	$608,133	$619,427	$613,171	$529,817
Cost of Sales	786,869	758,716	390,847	396,022	403,174	409,113	404,014	354,702
Selling, General and Administrative Expenses	120,535	136,609	59,815	60,720	64,059	66,671	65,431	71,178

Operating Income	284,071	247,663	148,419	135,652	140,900	143,643	143,726	103,937

Less Non-recurring Charges:
Restructuring Costs	—	8,186	—	—	—	—	—	8,186
Acceleration of Performance-Based Shares	—	799	—	—	—	—	—	799

EBIT, as adjusted	$284,071	$256,648	$148,419	$135,652	$140,900	$143,643	$143,726	$112,922

EBIT Margin, as adjusted	23.8%	22.5%	24.8%	22.9%	23.2%	23.2%	23.4%	21.3%

Depreciation and Amortization	$47,294	$47,574	$23,640	$23,654	$25,299	$25,044	$23,588	$23,986

Technology, Data and Analytics
Revenue	$364,670	$331,768	$185,208	$179,462	$189,431	$186,286	$171,889	$159,879
Cost of Sales	206,112	189,392	100,317	105,795	107,368	105,651	98,929	90,463
Selling, General and Administrative Expenses	39,877	33,890	20,066	19,811	18,571	18,256	17,824	16,066

Operating Income	118,681	108,486	64,825	53,856	63,492	62,379	55,136	53,350

Less Non-recurring Charges:
Restructuring Costs	—	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—	—

EBIT, as adjusted	$118,681	$108,486	$64,825	$53,856	$63,492	$62,379	$55,136	$53,350

EBIT Margin, as adjusted	32.5%	32.7%	35.0%	30.0%	33.5%	33.5%	32.1%	33.4%

Depreciation and Amortization	$32,585	$33,816	$16,047	$16,538	$18,066	$17,595	$16,441	$17,375

Loan Transaction Services
Revenue	$830,802	$822,567	$415,517	$415,285	$421,566	$440,480	$448,044	$374,523
Cost of Sales	584,716	580,285	292,107	292,609	298,723	311,230	311,349	268,936
Selling, General and Administrative Expenses	45,655	54,423	21,798	23,857	25,681	27,665	27,064	27,359

Operating Income	200,431	187,859	101,612	98,819	97,162	101,585	109,631	78,228

Less Non-recurring Charges:
Restructuring Costs	—	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—	—

EBIT, as adjusted	$200,431	$187,859	$101,612	$98,819	$97,162	$101,585	$109,631	$78,228

EBIT Margin, as adjusted	24.1%	22.8%	24.5%	23.8%	23.0%	23.1%	24.5%	20.9%

Depreciation and Amortization	$10,935	$9,734	$5,749	$5,186	$5,281	$5,295	$5,126	$4,608

Corporate and Other
Revenue	$(3,997)	$(11,347)	$(1,644)	$(2,353)	$(2,864)	$(7,339)	$(6,762)	$(4,585)
Cost of Sales	(3,959)	(10,961)	(1,577)	(2,382)	(2,917)	(7,768)	(6,264)	(4,697)
Selling, General and Administrative Expenses	35,003	48,296	17,951	17,052	19,807	20,750	20,543	27,753

Operating Income	(35,041)	(48,682)	(18,018)	(17,023)	(19,754)	(20,321)	(21,041)	(27,641)

Less Non-recurring Charges:
Restructuring Costs	—	8,186	—	—	—	—	—	8,186
Acceleration of Performance-Based Shares	—	799	—	—	—	—	—	799

EBIT, as adjusted	$(35,041)	$(39,697)	$(18,018)	$(17,023)	$(19,754)	$(20,321)	$(21,041)	$(18,656)

Depreciation and Amortization	$3,774	$4,024	$1,844	$1,930	$1,952	$2,154	$2,021	$2,003

2. Net Earnings — Reconciliation
Net Earnings	$152,929	125,286	$80,413	$72,516	$74,901	$75,542	$75,240	$50,046

Less Non-recurring Charges:
Restructuring Costs, net of tax	—	5,055	—	—	—	—	—	5,055
Acceleration of Performance-Based Shares, net of tax	—	493	—	—	—	—	—	493

Net Earnings, as adjusted	152,929	130,834	80,413	72,516	74,901	75,542	75,240	55,594

Purchase Price Amortization, net of tax (1)	7,781	9,563	3,633	4,148	4,726	4,698	4,572	4,991

Adjusted Net Earnings	$160,710	$140,397	$84,046	$76,664	$79,627	$80,240	$79,812	$60,585

Adjusted Net Earnings Per Diluted Share	$1.69	$1.47	$0.89	$0.80	$0.82	$0.83	$0.83	$0.64

Diluted Weighted Average Shares	95,660	95,709	94,910	96,416	96,781	96,399	96,133	95,284

3. Cashflow — Reconciliation
Cash Flows from Operating Activities:

Net Earnings	$152,929	$125,286	$80,413	$72,516	$74,901	$75,542	$75,240	$50,046
Less Non-recurring Charges:
Restructuring Costs, net of tax	—	4,304	—	—	—	—	—	4,304

Net Earnings, as adjusted	152,929	129,590	80,413	72,516	74,901	75,542	75,240	54,350

Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	72,633	59,790	34,591	38,042	60,281	32,279	31,700	28,090
Working capital adjustments	(18,893)	19,194	(17,375)	(1,518)	13,369	(16,954)	21,957	(2,763)

Net cash provided by operating activities	206,669	208,574	97,629	109,040	148,551	90,867	128,897	79,677

Capital expenditures included in investing activities	(57,166)	(48,407)	(29,122)	(28,044)	(30,913)	(19,455)	(25,836)	(22,571)

Adjusted Net Free Cash Flow	$149,503	$160,167	$68,507	$80,996	$117,638	$71,412	$103,061	$57,106

Notes:

(1)	Purchase price amortization, net of tax represents the periodic amortization of intangible assets acquired through business acquisitions primarily relating to customer lists, trademarks and non-compete agreements.